Exhibit 10.1

SEPARATION AGREEMENT
AND RELEASE OF ALL CLAIMS

NOTICE: READ BEFORE YOU SIGN!
This agreement contains a RELEASE. We advise that you consult an ATTORNEY.

THIS SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS (“Agreement”) is made and entered into by and between Barry W. Sanders (“Employee”) and The Scotts Company LLC (“Company”);

WHEREAS, Employee’s last day of employment with Company shall be January 31, 2015 (the “Termination Date”);

WHEREAS, Employee is covered as a Tier 1 Participant under the Company’s Executive Severance Plan (“ESP”), the benefits of which are non-negotiable and only available upon the Effective Date of this Agreement;

NOW THEREFORE, in exchange for and in consideration of the promises and covenants contained herein, along with other good and valuable consideration, the receipt of which is expressly acknowledged hereby, the parties agree as follows:

1.Severance Benefits. The parties agree that Employee has been separated from service for a reason covered by the Company’s Executive Severance Plan (and that receipt of this Agreement shall serve as a “Notice of Termination” as described therein) and, thus, Employee is entitled to the benefits available under the Executive Severance Plan. Employee will also receive certain additional benefits set forth below. All of these benefits are provided for future services or the performance of or adherence to future obligations. The Company agrees to provide Employee with the following (collectively, the “Severance Benefits”):

(A)    Severance Pay equal to a continuation of salary, at Employee’s regular base pay as of the Termination Date (the “Severance Pay”), payable in accordance with standard Company payroll procedures for Twenty-Four (24) months (the “Severance Period”). The Severance Pay shall be subject to withholding and deductions required by federal, state, and local taxing authorities with each installment. In the event that Employee accepts re-employment with Scotts during the Severance Period, Scotts’ obligation to continue making severance payments will cease as of the date re-employment begins. The Severance Pay shall begin to be paid on the first payroll date following the Termination Date.

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(B)    In lieu of outplacement services, a lump sum payment with the first installment of Severance Pay. The lump sum shall be in the amount of Twenty-Four Thousand Dollars ($24,000.00) and it shall be subject to withholding and deductions required by federal, state, and local taxing authorities with each installment.

(C)    A Benefit Payment as set forth in this subparagraph. Employee shall be eligible to elect COBRA continuation benefits as to medical, dental and vision insurance benefits, and participation in the Employee Assistance Program as provided by applicable law. At the time each payment of the Severance Pay is made pursuant to paragraph 1A, the Company shall also pay Employee an amount equal to the COBRA premium charged by the Company to terminated employees minus the premium Employee paid as an active employee for the benefits for which Employee was enrolled on the Termination Date, all calculated at the rates in effect at the Termination Date (a “Benefit Payment”). This Benefit Payment will be made for each month starting with the month following the Termination Date for the length of the Severance Period, up to a maximum of eighteen (18) months. This payment shall be subject to any applicable withholding and deductions required by federal, state, and local taxing authorities.

(D)    An Enhanced Bonus Amount equal to two times the Employee’s Target Bonus Opportunity for the fiscal year ending September 30, 2015. This Enhanced Bonus Amount is more than Employee would receive under the Executive Severance Plan and is provided in part as consideration for Employee’s compliance with post-employment obligations including any non-competition, non-solicitation and confidentiality obligations. The Enhanced Bonus Amount shall be paid in two equal installments. The first installment shall be paid on the first payroll date following the first year anniversary of the Termination Date provided that Employee has continued to comply with all of his covenants and obligations under this Agreement until the date of payment. The second installment shall be paid on the first payroll date following the second year anniversary of the Termination Date provided that Employee has continued to comply with all of his covenants and obligations under this Agreement until the date of payment. These payments shall be subject to any applicable withholding and deductions required by federal, state, and local taxing authorities.

(E)    Confirming the vesting in the restricted stock units and related dividend equivalents granted to Employee on January 31, 2014, to the extent not previously vested. This vesting shall occur on the Termination Date, and is in accordance with the terms of the agreement evidencing such award. Such restricted stock units and related dividend equivalents will be settled in accordance with, and subject to, the terms of the agreement evidencing such awards.

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(F)    Vesting in the Employee’s Performance Unit Awards, and related dividend equivalents, granted on January 18, 2013 and on January 31, 2014. The Company acknowledges that the performance criteria, but not the service criteria, for both of these awards has already been or will be met as of the Termination Date. This vesting shall occur as of the third anniversary of the respective grant and will be settled in accordance with, and subject to, the terms of the agreements evidencing such awards. This vesting is contingent upon Employee executing after the Termination Date a supplemental release in substantially the same form as Exhibit 1.

The Severance Benefits described herein (including all payments described in this Paragraph 1 (A)-(F)) shall be the only amounts paid by or on behalf of Company, and no interest on this amount shall be paid. Employee acknowledges and agrees that any outstanding equity awards will be governed by the terms of the respective award agreements and the Company’s Long Term Incentive Plan. Employee acknowledges and agrees that the benefits described above are the benefits payable to Employee pursuant to the Executive Severance Plan plus the additional benefits in Paragraph 1(E) – (F)), and that he is not entitled to any other benefits under the Executive Severance Plan or any other plan or agreement. Employee otherwise acknowledges hereby the receipt of all wages and other compensation or benefits to which Employee is entitled as a result of Employee’s employment with Company through the Effective Date.

Employee acknowledges and agrees that all Severance Benefits paid must be repaid and the payment of any future Severance Benefits, if any, will cease in the event that Employee has breached any post-employment obligations owed to the Company, including but not limited to those set forth in any non-competition, non-solicitation or confidentiality provision signed by the Employee.

2.    Release of Claims. Employee, on behalf of Employee and Employee’s spouse, personal representatives, administrators, minor children, heirs, assigns, wards, agents, and all other persons claiming by or through Employee, does hereby forever release and discharge Company and its respective officers, directors, shareholders, agents, employees, affiliates, subsidiaries, divisions, predecessors, successors, and assigns, both personally and in their representative capacities (the “Released Parties”) from any and all charges, claims, demands, judgments, causes of action, damages, expenses, costs, and liabilities of any kind whatsoever. Employee expressly acknowledges that the claims released by this paragraph include all rights and claims relating to Employee’s employment with Company and the termination thereof, including without limitation any claims Employee may have under the Age Discrimination in Employment Act, as amended by the Older Worker Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Worker Adjustment Retraining and

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Notification (WARN) Act, Ohio Revised Code Chapter 4112, Family and Medical Leave Act and any other federal, state, or local laws or regulations governing employment relationships. This release specifically and without limitation includes a release and waiver of any claims for employment discrimination, wrongful discharge, breach of contract, or promissory estoppel, and extends to all claims of every nature and kind, whether known or unknown, suspected or unsuspected, presently existing or resulting from or attributable to any act or omission of the Released Parties occurring prior to the execution of this Agreement. The release contained herein does not apply to any claim or to rights or claims first arising after the Effective Date of this Agreement, nor does it apply to any claims for unemployment compensation, workers compensation benefits, or vested benefits under ERISA, but Warrants that he did not sustain any unreported workplace injury while in the Company’s employ.

Company, on behalf of itself and its affiliated entities, does hereby forever release and discharge Employee from any and all charges, claims, demands, judgments, causes of action, damages, expenses, costs, and liabilities of any kind whatsoever. Company expressly acknowledges and agrees that the claims released by this paragraph include all rights and claims relating to Employee’s employment with Company and the termination thereof. The release contained herein does not apply either to any claim or rights first arising after the Effective Date of this Agreement or to any attempt by the Company to enforce the terms and condition related to forfeiture that control Employee’s equity awards, bonus awards or other similar benefits

3.    Right to Participate in Charge. Nothing in this agreement shall be construed to mean that Employee may not file a charge with a governmental agency, or participate in any investigation of a charge conducted by any governmental agency. Employee nevertheless understands and agrees that because of the waiver and release, he freely provides by signing this Agreement, he cannot obtain any monetary relief or recovery from the Released Parties in any proceeding.

4.    Knowing and Voluntary Act. Employee acknowledges and agrees that the release set forth above is a general release. Employee, having been encouraged to and having had the opportunity to be advised by counsel, expressly waives all claims for damages which exist as of this date, but of which Employee does not now know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known would materially affect Employee’s decision to enter into this Agreement. Employee further agrees that Employee accepts the Severance Benefits as a complete compromise of matters involving disputed issues of law and fact and assumes the risk that the facts and law may be other than Employee believes. Employee further acknowledges and agrees that all the terms of this Agreement shall be in all respects effective and not subject to termination or rescission by reason of any such differences in the facts or law,

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and that Employee provides this release voluntarily and with full knowledge and understanding of the terms hereof.

5.    Revocation Period. Employee specifically acknowledges and understands that this Agreement is intended to release and discharge any claims of Employee under the Age Discrimination in Employment Act, as amended by the Older Worker Benefit Protection Act (OWBPA). Under the OWBPA, Employee has 21 calendar days in which to consider this Agreement and Employee will have 7 calendar days after signing this Agreement in which to revoke Employee’s acceptance of this Agreement. By signing below prior to the expiration of the 21 day period, Employee, after due consideration and having been duly advised, agrees to waive the remainder 21 day period. To revoke, Employee must deliver written notice of revocation to Company’s Human Resources Department at 14111 Scottslawn Rd; Marysville, Ohio 43041, Attention: Denise Stump. This Agreement will not be effective or enforceable unless it is signed in accordance with Paragraph 19 and is not revoked before the revocation period has expired. The Effective Date is the day after the last day of the revocation period following Employee’s execution of this Agreement.

6.    Resignation of Roles, Transition Assistance, and Mutual Non-Disparagement.

(A)    Resignation of Officer Roles. By signing below, Employee agrees to resign immediately from his role as President of the Company and all other officer or director roles that he currently holds. Employee agrees to take further steps as may be necessary to effectuate such resignations including signing appropriate notices of resignation. Despite resigning from his officer and director positions, Employee shall, however, remain employed with the Company through January 31, 2015.

(B)    Transition Assistance. During the remainder of Employee’s employment, and for a reasonable period thereafter, Employee shall continue to act in the Company’s best interests including participating in and cooperating with the Company’s processes for (i) communicating his departure from the Company both internally and externally, (ii) transitioning his duties, current projects and files, and business relationships including its key customer relationships, and (iii) any other transition activity reasonably requested of him.

(C)     Mutual Non-Disparagement. Employee agrees that Employee will not make any statement to any third party that Employee could reasonably foresee would cause harm to the personal or professional reputation of the Released Parties. The Company agrees it will not make any statement to any third party that it could reasonably foresee would cause harm to the personal or professional reputation of Employee. For the purposes of this subparagraph alone, the “Company” shall mean the Board of

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Directors for the Scotts Miracle-Gro Company, the CEO and his direct reports and any other officer of the Company. For example, if asked about the reason for Employee's departure, the parties agree that a permissible response would be: Employee's departure was not related to either Employee’s actions or any disagreement relating to the Company's operations, policies, practices or financial reporting.

(D)    Mutual Reference. Employee agrees to provide a positive reference for the Company, its Directors and its Officers when requested by the Company or the Company’s business partners or potential partners. Likewise, the Company agrees to provide a positive reference for the Employee when requested by the Employee or future potential Employers.

7.    No Admission of Liability. Neither this Agreement, nor any term contained herein, may be construed as, or may be used as, an admission on the part of either party of any fault, wrongdoing, or liability whatsoever.

8.    Survivorship. Should Employee die or become totally disabled following the Termination Date but before the payments due Employee under Paragraph 1 above have been made, any remaining payments shall be made to Employee (or Employee’s designated beneficiary, as applicable).

9.    Return of Property. Employee agrees to return all Company property remaining in Employee’s possession or control, including without limitation any and all equipment, documents, credit cards, hardware, software, source code, data, keys or access cards, files, or records on or before the Termination Date.

10.    Confidentiality. Employee acknowledges and agrees that any confidentiality, nondisclosure, noncompetition, and nonsolicitation obligations to Company under any prior agreement, are not being released hereby and will specifically survive the termination of Employee’s employment and this Agreement. In exchange for the consideration provided herein, Employee reaffirms his agreement to those obligations, acknowledges that those obligations are necessary to protect the Company’s legitimate business interests, and reconfirms that those obligations are reasonable in scope in light of the circumstances. Employee expressly agrees to keep and maintain Company confidential information confidential, and not to use or disclose such information, directly or indirectly, without the prior written consent of Company or unless required by law and in such case only after first notifying Company sufficiently in advance of such subpoena or court order to reasonably allow Company an opportunity to object to same. Employee agrees that the provisions of this paragraph are material terms of this Agreement.

11.    Cooperation with Litigation. Employee will cooperate fully with Company in its defense of any lawsuit filed over matters that occurred during the tenure of Employee’s employment with Company, and Employee agrees to

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provide full and accurate information with respect to same. Employee shall be reimbursed for reasonable travel expenses and other reasonable out of pocket expenses incurred in complying with this section. Employee further agrees not to assist any party in maintaining any lawsuit against any of the Released Parties, and will not provide any information to anyone concerning any of the Released Parties, unless compelled to do so by valid subpoena or other court order, and in such case only after first notifying Company sufficiently in advance of such subpoena or court order to reasonably allow Company an opportunity to object to same.

12.    Cooperation with Governmental Investigations. Employee will cooperate fully with Company in any investigation, audit, or inquiry conducted by or on behalf of any federal, state, or local governmental agencies regarding the Company, including, but not limited to, providing truthful information to the Company and making herself/himself available to the Company upon reasonable notice for purposes of being interviewed or otherwise providing assistance to the Company. Employee further agrees to notify the Company through the General Counsel, Ivan Smith, at 14111 Scottslawn Road, Marysville, Ohio 43041 should he/she be contacted by a governmental agency regarding a governmental investigation, audit or inquiry regarding the Company.
13.    Indemnification. Company shall indemnify and hold harmless Employee, to the maximum extent permitted by law and the Company’s Articles of Incorporation and Code of Regulations, against any and all costs, expenses (including attorneys’ fees), judgments, charges, and amounts incurred in settlements incurred by Employee in connection with any threatened, pending or completed action, suit or proceeding, to which Employee is, was or at any time becomes a party, or is threatened to be made a party, arising out of or by reason of Employee being an officer, director, or employee of the Company or any subsidiary or affiliate of the Company. To the maximum extent permitted by law and the Company’s Articles of Incorporation and Code of Regulations, Company shall advance to Employee, prior to any final disposition of any such threatened or pending action, suit or proceeding, any and all reasonable expenses (including attorneys’ fees) incurred in investigating any such action, suit or proceeding within 30 days after receiving invoices (or copies of invoices) for such expenses.

14.    Choice of Law. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of Ohio.

15.    Execution in Parts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which shall constitute a single Agreement.

16.    No Waiver of Terms. Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of any such term, covenant, or condition, nor shall any

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failure at any one time or more times be deemed a waiver or relinquishment at any other time or times of any right under this Agreement.

17.    Modifications. No modification or amendment of this Agreement shall be effective unless the same is in a writing duly executed by all the parties hereto.

18.    Assignment. Company may assign, in whole or in part, its rights and obligations under this Agreement, and the rights of Company hereunder shall inure to the benefit of, and the obligations of Company hereunder shall be binding upon, its successors and assigns. Employee’s rights and obligations hereunder may not be assigned.

19.    Entire Agreement. Except as otherwise set forth herein, this Agreement sets forth the entire Agreement between Company and Employee and supersedes and replaces any and all prior or contemporaneous representations or agreements, whether oral or written, relating to the subject matter hereof.

20.    Method of Acceptance. To accept, Employee must sign the Agreement. Once Employee has accepted the Agreement, Employee shall deliver a signed and dated copy hereof to Tasha Potts in Company’s Human Resources Department, 14111 Scottslawn Road, Marysville, Ohio 43041. To be effective, this Agreement must be signed by Employee and the 7 calendar day period for revocation must expire (without revocation). Employee’s failure to deliver a signed and unrevoked Agreement in a timely manner will excuse Company from timely payment.

21.    Code Section 409A Compliance. It is Company’s intent that amounts paid under this Agreement shall comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Code Section 409A”) or qualify for an exception to Code Section 409A because the amounts paid under this Plan are structured to comply with exceptions to Code Section 409A. This Agreement shall be interpreted, operated and administered in a manner consistent with these intentions, and payment shall be made in a manner consistent with Code Section 409A and its applicable exceptions. No payments to be made under this Agreement may be accelerated or deferred except as specifically permitted under Code Section 409A. To the extent that any regulations or other guidance issued under Code Section 409A would result in Employee being subject to payment of additional income taxes or interest under Code Section 409A, the parties agree to amend this Agreement to maintain to the maximum extent practicable the original intent of this Agreement while avoiding the application of such taxes or interest. All payments to be made upon a termination of employment under this Plan may only be made upon a “separation from service” under Code Section 409A. Each payment of compensation under this Agreement shall be treated as a separate payment of

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compensation under Code Section 409A. Accordingly, those payments under this Agreement that when aggregated together exceed the lesser of two times (a) Employee’s annual compensation in the year preceding the year of the Termination Date or (b) the annual compensation limit prescribed by Code Section 401(a)(17) shall not commence until the first payroll date that occurs after the date that is 6 months after the Termination Date. In no event may Employee, directly or indirectly, designate the calendar year of a payment and where payment may occur in one year or the next, it shall be made in the second year.

IN WITNESS WHEREOF, EACH OF THE UNDERSIGNED, HAVING RECEIVED ALL THE ADVICE DEEMED NECESSARY, AND HAVING CAREFULLY READ AND UNDERSTOOD THIS AGREEMENT, DOES HEREBY SIGN AND ACCEPT THIS AGREEMENT AS OF THE DATE SET FORTH BELOW.

12/18/14_______________	/s/ BARRY W. SANDERS
Date	Barry W. Sanders

December 18, 2014	THE SCOTTS COMPANY LLC
Date
By: /s/ DENISE STUMP

Its: Executive Vice President, Global HR

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EXHIBIT 1

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SEPARATION AGREEMENT
AND RELEASE OF ALL CLAIMS

NOTICE: READ BEFORE YOU SIGN!
This agreement contains a RELEASE. We advise that you consult an ATTORNEY.

THIS SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS (“Agreement”) is made and entered into by and between Barry Sanders (Employee”) and The Scotts Company LLC (“Company”);

WHEREAS, Employee’s last day of employment with Company was January 31, 2015 (the “Termination Date”);

WHEREAS, Employee and Company executed a Separation and Release Agreement on December XX 2014 (The “Separation Agreement”).

NOW THEREFORE, in exchange for and in consideration of the promises and covenants contained herein, along with other good and valuable consideration, the receipt of which is expressly acknowledged hereby, the parties agree as follows:

1.
Vesting of Certain Awards. On the third anniversary of the respective grant, the vesting criteria for the Employee’s Performance Unit Awards, and related dividend equivalents, granted on January 18, 2013 and on January 31, 2014 shall be deemed satisfied. These awards shall be settled in accordance with, and subject to, the terms of the agreements evidencing such awards.

Employee acknowledges and agrees that he is not entitled to any other benefits under the Executive Severance Plan or any other plan or agreement except as provided for in the Separation Agreement referenced above. Employee otherwise acknowledges hereby the receipt of all wages and other compensation or benefits to which Employee is entitled as a result of Employee’s employment with Company through the Termination Date.

2.
Supplemental Release of Claims. Employee, on behalf of Employee and Employee’s spouse, personal representatives, administrators, minor children, heirs, assigns, wards, agents, and all other persons claiming by or through Employee, does hereby forever release and

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discharge Company and its respective officers, directors, shareholders, agents, employees, affiliates, subsidiaries, divisions, predecessors, successors, and assigns, both personally and in their representative or official capacities (the “Released Parties”) from any and all charges, claims, demands, judgments, causes of action, damages, expenses, costs, and liabilities of any kind whatsoever. Employee expressly acknowledges that the claims released by this paragraph include all rights and claims relating to Employee’s employment with Company and the termination thereof, including without limitation any claims Employee may have under the Age Discrimination in Employment Act, as amended by the Older Worker Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Worker Adjustment Retraining and Notification (WARN) Act, Ohio Revised Code Chapter 4112, Family and Medical Leave Act and any other federal, state, or local laws or regulations governing employment relationships. This release specifically and without limitation includes a release and waiver of any claims for employment discrimination, wrongful discharge, breach of contract, or promissory estoppel, and extends to all claims of every nature and kind, whether known or unknown, suspected or unsuspected, presently existing or resulting from or attributable to any act or omission of the Released Parties occurring prior to the execution of this Agreement. The release contained herein does not apply to any claim or to rights or claims first arising after the Effective Date of this Agreement, nor does it apply to any claims for unemployment compensation, workers compensation benefits, or vested benefits under ERISA, but warrants that he did not sustain any unreported workplace injury while in the Company’s employ.

3.
Post Employment Obligations. By signing below Employee acknowledges and agrees that the value provided in paragraph 1 above is being provided as additional consideration to support his post employment obligations including the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement executed on April 22, 2005 (the “Noncompete Agreement”). Attachment A. Employee agrees and acknowledges that the list of competitors attached to Attachment A is binding and not exclusive and that the Noncompete agreement applies to any business or organization that satisfies paragraph 5(a) of the Noncompete Agreement including but not limited to those listed. In addition, in exchange for the vesting of his Performance Unit Awards as set forth in paragraph 1, and in addition to the obligations set forth elsewhere including his Employee NonCompetition, NonSolicitation, and Confidentiality Agreement, Employee agrees to refrain for a period of two years from the Termination Date from any form of employment or consulting with any of our major partners or customers including Monsanto, Home Depot, Lowe’s, Wal-Mart, SC Johnson and

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Company, and Syngenta or any of their affiliates. Employee agrees and acknowledges that, given his employment and position with the Company, this restriction is reasonable in terms of geography, scope and duration and that it is necessary to protect the Company’s legitimate business interests. Company agrees that if Employee provides in writing an accurate description of proposed position that may otherwise violate the Non Compete Agreement or this paragraph, Company will consider waiving these provisions in its sole discretion for the particular position, job duties and company described.

4.
Right to Participate in Charge. Nothing in this agreement shall be construed to mean that Employee may not file a charge with a governmental agency, or participate in any investigation of a charge conducted by any governmental agency. Employee nevertheless understands and agrees that because of the waiver and release, he freely provides by signing this Agreement, he cannot obtain any monetary relief or recovery from the Released Parties in any proceeding.

5.
Knowing and Voluntary Act. Employee acknowledges and agrees that the release set forth above is a general release. Employee, having been encouraged to and having had the opportunity to be advised by counsel, expressly waives all claims for damages which exist as of this date, but of which Employee does not now know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known would materially affect Employee’s decision to enter into this Agreement. Employee further agrees that Employee accepts the Severance Benefits as a complete compromise of matters involving disputed issues of law and fact and assumes the risk that the facts and law may be other than Employee believes. Employee further acknowledges and agrees that all the terms of this Agreement shall be in all respects effective and not subject to termination or rescission by reason of any such differences in the facts or law, and that Employee provides this release voluntarily and with full knowledge and understanding of the terms hereof.

6.
Revocation Period. Employee specifically acknowledges and understands that this Agreement is intended to release and discharge any claims of Employee under the Age Discrimination in Employment Act, as amended by the Older Worker Benefit Protection Act (OWBPA). Under the OWBPA, Employee has 21 calendar days in which to consider this Agreement and Employee will have 7 calendar days after signing this Agreement in which to revoke Employee’s acceptance of this Agreement. By signing below prior to the expiration of the 21 day period, Employee, after due consideration and having been duly advised, agrees to waive the 21 day period. To revoke, Employee must deliver written notice

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of revocation to Company’s Human Resources Department at 14111 Scottslawn Rd; Marysville, Ohio 43041, Attention: Denise Stump. This Agreement will not be effective or enforceable unless it is signed in accordance with Paragraph 19 and is not revoked before the revocation period has expired. The Effective Date is the day after the last day of the revocation period following Employee’s execution of this Agreement.

7.	Execution in Parts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which shall constitute a single Agreement.

8.
Method of Acceptance. To accept, Employee must sign the Agreement after the Termination Date. Once Employee has accepted the Agreement, Employee shall deliver a signed and dated copy hereof to Tasha Potts in Company’s Human Resources Department, 14111 Scottslawn Road, Marysville, Ohio 43041. To be effective, this Agreement must be signed by Employee after the Termination Date and the 7 calendar day period for revocation must expire (without revocation). Employee’s failure to deliver a signed and unrevoked Agreement in a timely manner will excuse Company from timely payment.

IN WITNESS WHEREOF, EACH OF THE UNDERSIGNED, HAVING RECEIVED ALL THE ADVICE DEEMED NECESSARY, AND HAVING CAREFULLY READ AND UNDERSTOOD THIS AGREEMENT, DOES HEREBY SIGN AND ACCEPT THIS AGREEMENT AS OF THE DATE SET FORTH BELOW.

Date	Barry W. Sanders

February 2015	THE SCOTTS COMPANY LLC
Date
By:

Its: Executive Vice President, Global HR

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